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                                                                  EXHIBIT (f)(1)

                                     BYLAWS
                                       OF
            AMERICAN INTERNATIONAL LIFE ASSURANCE COMPANY OF NEW YORK

                       Amended and Restated July 25, 2002

                                    ARTICLE 1
                                  Stockholders

Sec. 1. Annual Meeting. - The annual meeting of the stockholders of the corporation for the election of directors and for the transactions of such other business as may properly be brought before the meeting shall be held on the last Thursday of April each year.

Sec. 2. Special Meetings. - Special meetings of the stockholders may be called at any time by the chairman of the board, the president, any vice president or the board of directors, and shall be called by the president or any vice president upon written request of stockholders of record holding in aggregate ten percent or more of the outstanding shares of stock of the corporation entitled to vote, such written request to state the purpose of the meeting and to be delivered to the president or any vice president.

Sec. 3. Place of Meeting. - Meetings of stockholders shall be held at the principal place of business of the Company in the state of New York, or at such other place within or without the state of New York as may be determined by the board of directors and stated in the notice of the meeting.

Sec. 4. Notice of Meetings. - Except as otherwise required by statute, notice of each meeting of the stockholders, whether annual or special, shall be in writing and signed by the president or a vice president or the secretary or an assistant secretary. Such notice shall state the purpose or purposes for which the meeting is called and the time when and the place within the state of New York where it is to be held, and a copy thereof shall be served, either personally or by mail upon each stockholder of record entitled to vote at such meeting, and to any stockholder, who, by reason of any action proposed at such meeting, would be entitled to have his stock appraised if such action were taken not less than ten nor more than forty days before the meeting. If mailed, it shall be directed to a stockholder at his address as it appears on the stock book of the corporation unless he shall have filed with the secretary of the corporation a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request. If any stockholder in person or by attorney thereunto authorized shall waive in writing notice of any meeting, either before or after such meeting, notice thereof need not be given to him. Notice of any adjourned meeting of stockholders shall not be required to be given.

Sec. 5. Quorum. - Except as otherwise required by statute or by charter, the presence at any meeting, in person or by proxy, of the holder of record of a majority of the shares of stock then issued and outstanding and entitled to vote shall be necessary and sufficient to constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the stockholders entitled to vote, present in person or by proxy, or, if no stockholder entitled to vote is present in person or by proxy, any officer of the corporation entitled to preside or act as secretary of such meeting, may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum for the transaction of business shall be present. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

Sec. 6. Chairman, Secretary. - Meetings of the stockholders shall be presided over by the chairman of the board, if present or, if he is not present, by the president or, if he is not present, by a vice president. If none of such officers is present, the meeting shall choose its chairman. The secretary of the corporation or, in his absence, an assistant secretary, shall act as secretary of the meeting or, if neither the secretary nor an assistant secretary is present, then the meeting shall choose its secretary.

Sec. 7. Voting Rights. - Every stockholder of record entitled to vote shall be entitled, at every meeting of the corporation, to one vote for every share of stock standing in his name on the books for the corporation. Any

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stockholder entitled to vote may vote by proxy, provided that the instrument authorizing such proxy to act shall have been executed in writing (which shall include telegraphing or cabling) by the stockholder himself or by his duly authorized attorney.

No proxy shall be valid, however, after the expiration of eleven months from the date of its execution unless the person executing it shall have specified therein the length of time is to continue in force, which shall be for some limited period. No officer, clerk, teller, or bookkeeper of the corporation shall act as proxy at any meeting of the corporation. At all meetings of the stockholders, except as otherwise required by statute or by charter, all matters shall be decided by vote or a majority in interest of the stockholders entitled to vote present in person or by proxy.

Sec. 8. Closing Transfer Books, Record Date. - The board of directors may prescribe a period, not exceeding forty days prior any meeting of the stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of stock shall go into effect, during which no transfer of stock on the books of the corporation may be made or, in lieu of prohibiting the transfer of stock, may fix a day and hour not more than forty days prior to the day of holding any meeting of stockholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of stock shall go into effect, as the time of which stockholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of stock, shall be determined, and all persons who were holders of record of voting stock at such time and no others shall be entitled to notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of stock on the books of the corporation after any such record date fixed as aforesaid.

                                   ARTICLE II
                                    Directors

Sec. 1. General Powers. - The property, affairs and business of the corporation shall be managed by the board of directors. Directors and members of committees, as such, shall not receive any stated salary for their services, but a fixed sum may be allowed for attendance at each regular or special board or committee meeting, provided that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefore.

Sec. 2a. Number. - The number of directors is determined by action of the board and shall consist of not less than thirteen (13) nor more than twenty-one (21 ) persons.

Sec. 2b. Election and Term of Office. - The directors of the board shall be elected by a majority vote of the stockholders. No increase or decrease in the number of directors shall shorten the term of an incumbent director. Subject to the provisions of Section 6 of this Article II, the directors shall be elected annually by the stockholders entitled to vote at the annual meeting of stockholders, by a plurality of the votes at such election. Each director (whether elected at an annual meeting or to fill a vacancy or otherwise) shall continue in office until the annual meeting of stockholders held next after his election and until his successor shall be elected or until his death, resignation or removal in the manner hereinafter provided.

Sec. 2c. Qualifications. - Not less than one-third of the directors shall be persons who are not officers or employees of the corporation or of any entity controlling, controlled by or under common control with the corporation and who are not beneficial owners of a controlling interest in the voting stock of the corporation or any such entity. At least one such person must be included in the quorum for the transaction of business at any meeting of the board of directors. No director needs to be a stockholder.

Subject to the provisions of Section 6 of this Article II, the directors shall be elected annually by the stockholders entitled to vote at the annual meeting of stockholders, by a plurality of the votes at such election. Each director (whether elected at an annual meeting or to fill a vacancy or otherwise) shall continue in office until the annual meeting of stockholders held next after his election and until his successor shall be elected or until his death, resignation or removal in the manner hereinafter provided.

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Sec. 3. Meetings. - Regular meetings of the board of directors shall be held for the organization, for the election of officers and for the transaction of such other business as properly may come before the meeting at such time and place as the directors, by resolution, may determine. Unless the directors shall have set a date, time and place for regular meetings, the chairman of the board or his delegates shall call all regular meetings, setting the date, place and time.

Notice of any regular meeting called by the chairman of the board or his delegates shall be mailed to each director, addressed to him at his address as it appears on the records of the corporation, at least twenty days before the day on which the meeting is to be held. No notice is required for a regular meeting set by resolution of the directors except as may otherwise be required by resolution of the directors.

Special meetings of the board of directors may be called by the chairman of the board, the president or any vice president or any two directors. Notice of each special meeting shall be mailed to each director, addressed to him at his address as it appears on the records of the corporation, at least two days before the day on which the meeting is to be held, or shall be sent to him at such place by telegram, radiogram, wireless telegram or cable, or telephoned or delivered to him personally, not later than the day before the day on which the meeting is to be held. Such notices shall state the time and place (which may be within or outside the state of New York) of such meeting, but unless otherwise required by statute, the charter or these bylaws, need not state the purpose thereof.

Notice of any meeting need not be given to any director if waived by him, before or after such meeting, in writing or by telegram, radiogram, wireless telegram or cable. Presence at any meeting of the board of directors shall constitute a waiver of notice.

Sec. 4. Quorum. - Subject to the provisions of Section 2 of this Article 11, the presence, at any meeting, of one-third of the directors constituting the entire board of directors, shall be necessary and sufficient to constitute a quorum for the transaction of business. Except as otherwise required by statute, the act of a majority of the board of directors present at a meeting at which a quorum is present shall be the act of the board of directors. In the absence of a quorum, a majority of the directors present at the time and place of any meeting may adjourn such meeting from time to time until a quorum is present. Notice of any adjourned meeting need not be given.

Sec. 5. Resignations and Removals. - Any director may resign at any time by giving written notice of such resignation to either the board of directors, the chairman of the board, the president, a vice president, the secretary, or an assistant secretary of the corporation. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof by the board of directors or by any such officer.

Any director may be removed either with or without cause at any time by the affirmative vote of stockholders of record holding a majority of the outstanding shares of stock of the corporation entitled to vote, given at a meeting of the stockholders called for the purpose.

Sec. 6. Vacancies. - If any vacancy shall occur among the directors by reason of death, resignation, removal, or otherwise, such vacancy may be filled by a majority vote of the remaining directors, though less than a quorum. Any such vacancy may also be filled by the stockholders entitled to vote at any meeting held during the existence of such vacancy, provided that the notice shall have mentioned such vacancy or expected vacancy. If the number of directors shall be increased, the additional directors authorized by such increase shall be elected by the vote of a majority of the directors in office at the time of such increase.

Sec. 7. Committees. The board of directors may, at its discretion, appoint from among its members committees which, to the extent of the authority conferred by the resolutions appointing them, shall have and may exercise the power of the board of directors in the management of the business and affairs of the corporation. A majority of any such committee comprised of more than two members may determine its action and fix the time and place of its meetings, unless the board of directors shall otherwise provide. The board of directors shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee.

Not less than one-third of the members of any committee so appointed shall be persons who are not officers or employees of the corporation or of any entity controlling, controlled by, or under common control with the corporation and who are not beneficial owners of any controlling interest in the voting stock of the corporation or

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any such entity. At least one such person must be included in any quorum for the transaction of business at any meeting of any such committee.

                                   ARTICLE III
                               Executive Committee

Sec. 1. The board of directors, at its annual meeting, acting by resolution adopted by a majority of the full board of directors, may elect from among its members an executive committee of 3 or more members.

Sec. 2. Duties. - The executive committee shall have all of the powers of the directors in the interim between meetings of the board, including the power to declare dividends, except where action of the board of directors is required by law. Its proceedings shall be reported to the directors at their next meeting.

See. 3. Meetings. - The Executive Committee, by resolution, may provide for the holding of regular meetings, with or without notice, and may fix the time and place (within or outside the state of New York) at which such meetings shall be held. Special meetings of the Executive Committee may be called from time to time by the chairman of the board, or by the chairman of the Executive Committee, or by the president or by any two or more members of the Executive Committee. Notice of each special meeting shall be mailed to each member of the Executive Committee addressed to him at his address as it appears upon the records of the corporation, or shall be sent him at such place by telegram, radiogram, wireless telegram or cable, or telephone or delivered to him personally, not later than the day before the day on which such meeting is to be held. Such notice shall state the time and place (which may be within or outside the state of New York), but less than otherwise required by statute, the charter or these bylaws, need not state the purpose of such meeting. Notice of any meeting need not be given to any member of the Executive Committee, however, if waived by him, before or after such meeting, in writing or by telegram, radiogram, wireless telegram or cable. Any meeting of the Executive Committee shall be a legal meeting without notice or waiver of notice thereof having been given if all members of the Executive Committee shall be present thereat.

Sec. 4. Resignation and Removals. - Any member of the Executive Committee may resign at any time by giving written notice of such resignation to either the board of directors, the chairman of the board, the chairman of the Executive Committee, the president, a vice president, the secretary or an assistant secretary of the corporation. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof by the board of directors or by any such officer.

Any member of the Executive Committee may be removed either with or without cause at any time by the affirmative vote of a majority of the directors then in office, given at a regular meeting of the board of directors called for the purpose.

Sec. 5. Vacancies. - If the office or any member of the Executive Committee becomes vacant by reason of death, removal or otherwise, the board of directors may appoint one of the directors as a member of the Executive Committee to fill such vacancy.

Sec. 6. Quorum. - The presence at any meeting of the Executive Committee of a majority of the members then in office shall constitute a quorum for the transaction of business. To the extent permitted by law, the Executive Committee shall have the power to act by the affirmative decision of a majority of the members then in office expressed in writing in the absence of a meeting.

                                  ARTICLE IIIA
                           Corporate Affairs Committee

Sec. 1. Appointment, Qualifications and Term of Office. - The board of directors shall appoint from its qualified members a Corporate Affairs Committee comprised solely of members of the board. For purposes of this Section 1, a qualified member shall be a person who is not an officer or employee of the corporation or of any entity controlling, controlled by, or under common control with the corporation and who is not beneficial owner of a controlling interest in the voting stock of the corporation or any such entity.

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Each member of the Corporate Affairs Committee shall continue in office until the first meeting of the board of directors held after the annual meeting of stockholders next following his election and until his successor is appointed and qualifies, or until his death, resignation or removal as provided in these bylaws, or until he ceases to be a director. The Committee shall choose a chairman from among its members.

Sec. 2. Powers and Duties. The Corporate Affairs Committee shall have responsibility for:

    (a) Recommending the selection of independent certified public accountants;
    (b) Reviewing the corporation's financial condition, audit, plan, scope and results of the independent audit and any internal audit.
    (c) Reviewing the corporation's market conduct audit and other insurance law regulatory compliance matters;
    (d) Nominating candidates for director for election by the shareholders;
    (e) Recommending to the board of directors the selection and compensation of the corporation's principal officers;
    (f) Evaluating the performance of officers deemed to be principal officers of the corporation;
    (g) Recommending to its board of directors any plan to issue options to its officers and employees for the purchase of shares of stock pursuant toss.1207 of the New York State Insurance Law

Sec. 3. Meetings. - Meetings shall be held at the call of the chairman of the board in accordance with rules to be established by the Committee. A majority of the members shall constitute a quorum for the transaction of business.

Sec. 4. Resignations and Removals. - Any member of the Committee may resign at any time by giving notice thereof to the chairman of the Committee, the chairman of the board, or the president or secretary. Resignation shall be effective upon receipt of the notice.

Any member of the Corporate Affairs Committee may be removed either with or without cause at any time by the affirmative vote of a majority of the directors then in office given at a regular meeting of the board of directors or at a special meeting of the board called for that purpose.

Sec. 5. Vacancies. - If a vacancy occurs among the members of the Committee, the board of directors shall fill such vacancy from among its qualified members.

                                   ARTICLE IV
                                    Officers

Sec. 1. Number - The officers of the corporation shall be a chairman of the board, a president, one or more vice presidents, a secretary, one or more assistant secretaries, a treasurer, one or more assistant treasurers, and a controller. The Corporation may also have one or more vice chairman.

Sec. 2. Election, Term of Office, and Qualifications. - Each officer shall be chosen by the board of directors and shall hold office until a successor shall have been chosen and qualified or until his death, or until he shall resign or shall have been removed in the manner provided in Section 3 of this Article IV. The chairman of the board, vice chairman of the board and the president shall be directors. No other officer need be a director.

Sec. 3. Removal - Any officer may be removed either with or without cause by the vote of a majority of the total number of directors constituting the entire board of directors, at a special meeting of the board of directors called for that purpose.

Sec. 4. Resignations. Any officer may resign at any time by giving notice of such resignation to the board of directors or the chairman of the board, the president, a vice president, the secretary or an assistant secretary. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof by the board of directors or by any such officer.

Sec. 5. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed by the bylaws for the regular election or appointment to such office.

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Sec. 6. The Chairman of the Board of Directors. -The chairman of the board of directors shall preside at all meetings of the stockholders and of the board of directors at which time he shall be present. Except where by law the signature of the president is required, the chairman shall possess the same powers as the president to sign all certificates, contracts, obligations, and other instruments of the corporation which may be authorized by the board of directors.

Sec. 7. The Vice Chairman of the Board. - The vice chairman of the board shall perform such duties and exercise such powers as assigned to him by these bylaws or by the chairman. The vice chairman of the board shall report to the senior chairman and shall make such reports as may from time to time be required.

Sec. 8. The President. -The president shall be the chief executive officer of the corporation and shall be ex-officio a member of the Executive Committee and subject to the control of the board of directors, shall have general charge of business affairs and property of the corporation, and control over its several officers.

In the absence of the chairman of the board of directors, the president shall preside at all meetings of the stockholders and of the board of directors.

In the absence of the chairman of the Executive Committee, the president shall preside at all meetings of the Executive Committee.

The president shall do and perform all such other duties and he may exercise such other powers as from time to time may be assigned to him by these bylaws or by the board of directors.

Sec. 9. The Vice President. - Except as provided in Section 6 above in the event of death, absence or disability of the president, the vice president or, in case there shall be more than one vice president, the vice president designated by the president (or in the absence of such designation, the vice president designated by the board of directors or by the Executive Committee) shall perform all the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon, the president. Any vice president shall perform such other duties and may exercise with other powers as from time to time may be assigned to him by these bylaws or by the board of directors or the president.

Sec. 10. The Secretary and the Assistant Secretaries. - The secretary shall:

    (a) Keep the minutes of the meetings of the stockholders, the board of directors and the Executive Committee, and cause the same to be recorded in books provided for that purpose;
    (b) Prepare, or cause to be prepared, and submit to the presiding officer at each meeting of the stockholders a certified list, in alphabetical order, of the names of the stockholders entitled to vote at such meeting, together with the number of shares of stock held by each;
    (c) See that all notices are duly given in accordance with the provisions of these bylaws or as required by statute;
    (d) Be custodian of the records of the corporation, the board of directors and the Executive Committee, and of the seal of the corporation, and see that the seal is affixed to all stock certificates prior to their issuance and to all documents NW the execution of which on behalf of the Corporation under its seal shall have been duly authorized;
    (e) See that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed; and
    (f) In general, perform all duties and have all powers incident to the office of secretary and perform such other duties and have such other powers as from time to time may be assigned to him by these bylaws or by the board of directors.

At the request of the secretary, or in his absence or disability, any assistant secretary, shall perform all of the duties of the secretary, when so acting, shall have all the powers of, and be subject to all the restrictions upon.

Sec. 11. The Treasurer and Assistant Treasurer - The treasurer shall:

    (a) Have supervision over the funds, securities, receipts and disbursements of the corporation;

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    (b) Cause all monies and other valuable effects to be deposited in the name and to the credit of the corporation, in such banks or trust companies or with such banks or other depositories as shall be selected by the board of directors or pursuant to authority conferred by the board of directors;
    (c) Cause the funds of the corporation to be disbursed by checks or drafts upon the authorized depositories of the corporation,
    (d) Cause to be taken and preserved proper vouchers for all monies disbursed;
    (e) Cause to be kept at the principal office of the corporation correct books of account of all of its business and transactions;
    (f) Render to the chairman of the board, the president, the board of directors, or the Executive Committee, when ever requested, an account of the financial condition of the corporation and of his transactions as treasurer;
    (g) Be empowered, from time to time, to require from the officers or agents of the corporation, reports or statements giving such information as he may desire with respect to any and all financial transactions of the corporation; and
    (h) In general, perform all duties and have all powers incident to the office of the treasurer and perform such other duties and have such other powers as from time to time may be assigned to him by these bylaws or by the board of directors.

At the request of the treasurer, or in his absence or disability, the assistant treasurer or, in case there shall be more than one assistant treasurer, the assistant treasurer designated by the board of directors or by the president, shall perform all duties of the treasurer and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the treasurer.

Sec. 12. The Controller. - The controller shall examine and certify the accounts of the corporation and shall report to the board of directors or to such officer as the board of directors may require.

                                    ARTICLE V
                   Execution of Documents, Checks, Notes, Etc

All documents, instruments or writings of any nature, and all checks and drafts on the bank accounts of the corporation and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed, executed, verified, acknowledged and delivered by any officer or other employee of the Company who has been designated by the President from time to time in writing through the Company's approval control program as authorized to execute contracts and other instruments on behalf of the Company to the extent specified in such program; provided, however, that the foregoing is subject to any legal requirements governing officers signatures that may apply in specific circumstances.

                                   ARTICLE VI
                                  Capital Stock

Sec. 1. Certificates of Stock. - Certificates for shares of stock of the corporation shall be in such form as shall be approved by the board of directors. They shall be signed by the president, or a vice president, and by the secretary or treasurer, or an assistant secretary or an assistant treasurer, and sealed with the seal of the corporation; provided however, that upon compliance with any statutory requirements applicable thereto the signatures of the president, vice president, secretary, assistant secretary, treasurer or an assistant treasurer and the seal of the corporation upon such certificates may be facsimile, engraved or printed. There shall be entered upon the stock books of the corporation the number of each certificate issued, the name of the person owning the shares represented thereby, the number of shares and the date thereof.

Sec. 2. Transfer of Stock. - A stock book shall be kept at the principal office of the corporation, containing the names, alphabetically arranged, of all persons who are stockholders of the corporation, showing their places of residence, the number of shares of stock held by them respectively, the time when they respectively became the owners thereof, and the amount paid thereon. Transfers of shares of the stock of the corporation shall be made on the books of the corporation by the owner thereof, or by his attorney thereunto duly authorized by a power of attorney duly executed and filed with the secretary, and upon surrender of the certificate or certificates for such shares properly endorsed.

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Sec. 3. Regulations. - The board of directors may make such rules and regulations as it may deem expedient concerning the issuance and transfer of certificates for shares of the stock of the corporation, and may appoint transfer agents or registrars or both, and may require all certificates of stock to bear the signature of either or both.

Sec. 4. Lost Certificates. - No certificate for shares of stock in the corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed, except upon production of such evidence of such loss, theft, or destruction and upon delivery to the corporation of a bond of indemnity such amount, not exceeding double the value of the stock, upon such terms and secured by such surety, as the board of directors in its discretion may require.

                                   ARTICLE VII
                                 Corporate Seal

The seal of the corporation shall consist of two concentric circles between which is the name of the corporation and in the center of which is inscribed "Corporate Seal New York" and such seal as impressed on the margin hereof is hereby adopted as the corporate seal.

                                  ARTICLE VIII
                                   Fiscal Year

The fiscal year of the corporation shall end on the thirty-first day of December in each year.

                                   ARTICLE IX
                                   Amendments

All bylaws of the corporation now or hereafter adopted either by the stockholders or the board of directors shall be subject to amendment, alteration or repeal, and new bylaws may be made, either:

    (1) By the affirmative vote of the holders of record or of a majority of the outstanding shares of the stock of the corporation entitled to vote given at an annual meeting or at any special meeting; or

    (2) By the affirmative vote of a majority of the total number of directors constituting the entire board of directors; provided, however, that the stockholders may at any time limit the power of the board of directors to amend, alter or repeal any bylaw adopted by the stockholders, and provided further, that no bylaw adopted by the board of directors regulating an impending election of directors or officers shall be valid unless published for at least once in each of two successive weeks in a newspaper in the country where the election is to be held, that last publication to be at least thirty days before such election.

                                    ARTICLE X
                    Indemnification of Officers and Directors

To the full extent authorized by law, the Corporation shall indemnify any person made, or threatened to be made, a party to an action or proceeding, whether, criminal or civil, by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation or serves or served in any capacity in any other corporation at the request of the Corporation. Nothing contained herein shall affect any rights to indemnification to which corporate personnel other than directors and officers may be entitled by contract or otherwise under law.

                                   ARTICLE XI
                         Reliance on Records and Reports

Each director, officer or member of any committee designated by, or by authority of, the board of directors shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the corporation or of any of its subsidiaries, or upon records made to the corporation or any of its subsidiaries by an official or the corporation or of a subsidiary or by an independent certified public accountant or by an appraiser selected with reasonable care by the board of directors or by any such committee.

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